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IDS High Yield Tax-Exempt Fund, Inc.
File No. 2-63552/811-2901

                                       EXHIBIT INDEX

Exhibit 5: Copy of Investment Management Services Agreement between Registrant and American Express Financial
               Corporation

Exhibit 6: Copy of Distribution Agreement between Registrant and American Express Financial Advisors Inc.

Exhibit 8(a):  Copy of Custodian Agreement between Registrant and
               First National Bank of Minneapolis

Exhibit 8(b): Copy of Addendum to the Custodian Agreement between Registrant, First Bank National Association and
               American Express Financial Corporation

Exhibit 9(b): Copy of Transfer Agency Agreement between Registrant and American Express Financial Corporation

Exhibit 9(d):  Copy of Shareholder Service Agreement between
               Registrant and American Express Financial
               Advisors Inc.

Exhibit 9(e):  Copy of Administrative Service Agreement between
               Registrant and American Express Financial
               Advisors Inc.

Exhibit 9(f): Copy of Agreement and Declaration of Unitholders between Registrant and Strategist Tax-Free
               Income Fund, Inc.

Exhibit 11:    Independent Auditors' Consent

Exhibit 15:    Copy of Plan and Agreement of Distribution between
               Registrant and American Express Financial
               Advisors Inc.

Exhibit 17:    Financial Data Schedules

Exhibit 19(a): Directors' Power of Attorney

Exhibit 19(c): Trustees Power of Attorney

Exhibit 19(d): Officers' Power of Attorney